2019 Addendum to Employment Agreement

This 2019 Addendum to Employment Agreement (this “Addendum”) is made and entered into by and between E*TRADE Financial Corporation (the “Company”) and Karl A. Roessner (“Executive”), effective as of February 8, 2019.

Any capitalized term that is used but not otherwise defined in this Addendum shall have the meaning set forth in the Employment Agreement by and between the Company and Executive, dated as of September 12, 2016 (the “2016 Employment Agreement”). The 2016 Employment Agreement together with those certain addendums to the 2016 Employment Agreement dated February 16, 2017 and February 9, 2018 shall be referred to herein as the “Employment Agreement”.

1.The Company and Executive hereby acknowledge and agree that, notwithstanding anything set forth in the Employment Agreement to the contrary:

(a)     For purposes of Section 3(b) of the Employment Agreement, Executive’s annual cash bonus target amount for the 2019 calendar year is $2,500,000.

(b)    For purposes of Section 4(b) of the Employment Agreement, Executive’s target equity bonus for the 2019 calendar year is $4,500,000, of which $2,250,000 shall be in the form of PSUs and $2,250,000 shall be in the form of RSUs.

2.Section 7(b) of the Employment Agreement is hereby amended by inserting the following clause (iii) immediately after clause (ii) of Section 7(b):

(iii)     In the event that the Executive receives any of the Total Payments prior to a Change in Control, then the calculation of the amount of Total Payments that shall be reduced shall be made as provided in Section 7(b)(ii) however, such reductions will be first offset against any Total Payments not yet made at the time of the Change in Control. If Executive does not have sufficient Total Payments remaining unpaid at the time of the Change in Control which may be reduced as required by Section 7(b)(i), then the Executive agrees to repay to the Company in cash the amount by which his Total Payments should have been reduced under Section 7(b)(i).

3.Except as expressly set forth in this Addendum, the Employment Agreement shall remain in full force and effect in accordance with the terms and conditions thereof as in effect immediately prior to the date hereof.

4.This Addendum may be signed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first set forth above.

E*TRADE FINANCIAL CORPORATION

/s/ Rodger A Lawson
By:	Rodger A. Lawson
Chairman of the Board

/s/ Karl A. Roessner
By:	Karl A. Roessner

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